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                                                 EXHIBIT 10(d)(6)
                                                 ----------------

          AMENDMENT NO. 4 TO GENERAL SERVICES AGREEMENT

                             BETWEEN

                OVERSEAS SHIPHOLDING GROUP, INC.

                               AND

                  MARITIME OVERSEAS CORPORATION



     This Amendment No. 4 dated as of July 1, 1994 to General Services Agreement dated December 31, 1969, as heretofore amended (the "General Services Agreement") between Overseas Shipholding Group, Inc., a Delaware corporation (the "Owner") and Maritime Overseas Corporation, a New York corporation ("MOC").


                      W I T N E S S E T H:


     WHEREAS, the Owner and MOC desire to amend the General
Services Agreement as hereinafter set forth;

     NOW, THEREFORE, the parties hereto do mutually agree as follows:

     1. Section 5 of the General Services Agreement is hereby deleted in its entirety and the following is substituted therefor:

     "5. COMPENSATION - (a) For the duties and services to be performed hereunder and in addition to the fees set forth in the respective American Agency Agreements and Foreign Agency Agreements, MOC shall receive, for each year a fee equal to (i) that portion of MOC's total costs of carrying on its shipping operations for that year which the number of Vessels owned or operated by the Owner and its subsidiaries (including vessels operated under Maritime Service Agreements as defined in Section 15 of the American Agency Agreements and herein called "Maritime Service Vessels") bears to the sum of the number of said Vessels (including Maritime Service Vessels ) and the number of vessels managed by MOC and its subsidiaries for third parties in that year (ii) less the amount of fees (other than brokerage commissions) paid or payable to MOC and its subsidiaries for that year under the American Agency Agreements, the Foreign Agency Agreements and the Maritime Service Agreements.

     "  (b)    For purposes of this Section 5, each vessel
managed by MOC and its subsidiaries whether under this Agreement or otherwise, shall be counted as one vessel; and, in each case, a vessel so managed for less than a full year shall be counted as a fraction of a vessel prorated by days on the basis of a 365 day year. (To illustrate the operation of the foregoing sentence, a vessel managed by MOC for 90 days shall count for the computation hereunder as 90/365th of 1 vessel). Newbuilding vessels shall be deemed managed and included in the computation from the date of commencement of work at the builder's shipyard, in accordance with the advice received from the builder.

     "  (c)    MOC's total costs of carrying on its shipping
operations for any year shall be determined on an accrual basis in accordance with generally accepted accounting principles applied on a consistent basis from year to year, and shall include all necessary expenses of whatsoever kind of MOC and its subsidiaries relating to shipping operations, including, without limitation, fees payable to any shipping agency affiliate of MOC other than subsidiaries of MOC, rent, depreciation of furniture, fixtures, vehicles and equipment, amortization of leasehold improvements, interest expense, salaries and other compensation (excluding 50% of the total amount of salary and related employee benefit costs paid by MOC to or for the account of persons employed in its chartering and brokerage department), contributions to pension plans, profit-sharing plans, or other employee benefit plans which are not required to be reimbursed to MOC, office and administration expense, all taxes other than income taxes and taxes measured by income, and legal and accounting expenses, but excluding all expenses incurred for the account of the Vessels' respective owners under Sections 3 and 7 of the American Agency Agreements and Foreign Agency Agreements, or otherwise. Costs, if any, relating to both shipping and non-shipping operations shall be equitably allocated between such operations. The fee hereunder shall be calculated as of the end of each calendar year and at the termination of this Agreement.

     "  (d)    To illustrate the operation of this Section 5, if
the Owner and its subsidiaries in any year own or operate 30 Vessels and MOC and its subsidiaries manage 20 other vessels, the total costs of carrying on shipping operations for that year is
$            , and the fees payable under the American Agency
Agreements and Foreign Agency Agreements aggregate $           ,
then the fee payable under this Section would be  $            ,
calculated as follows:



     "  (e)    If, in any year, the total fees payable under the
American Agency Agreements and the Foreign Agency Agreements exceed the fee payable for that year under this Section (said fee under this Section for this purpose being computed without deducting therefrom the fee under the American Agency Agreements and Foreign Agency Agreements) then one half of the amount of such excess shall be refunded to the Owner.

     "  (f)    The total costs of carrying on shipping operations
and the fee due for each year under this Section 5 shall be evidenced by a detailed written statement with supporting schedules in form acceptable to the Owner (the "Accounting") prepared by independent certified public accountants acceptable to the Owner, confirming same, which statement shall be presented to the Owner within 90 days after the end of such year. The amount due for such year, as shown by such statement, shall be final, conclusive and binding upon the parties and shall not be subject to review or dispute.

     "  (g)    It is understood  that the fee payable under this
Section 5 is to be paid in consideration of the services set forth in Section 3 of this Agreement and does not constitute payment for other services which may be rendered by MOC and its subsidiaries in respect of any non-shipping activities which the Owner may hereafter undertake and in writing request MOC to perform. Compensation for such other services shall be subject to agreement between the parties."


     2.   Except as hereby amended, the General Services
Agreement shall remain unaltered and continue in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be executed and delivered as of the day and year first above written.


OVERSEAS SHIPHOLDING GROUP, INC.      MARITIME OVERSEAS CORPORATION



By:-------------------------          By:--------------------------
     Senior Vice President                   Senior Vice President